SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway Mission Woods, Kansas 66205

(Address of Principal Executive Offices)

(913) 362-0510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Layne Christensen Company (the “Company”) held its Annual Stockholders Meeting on June 6, 2013.  The stockholders considered and voted on three proposals submitted for stockholder vote, each of which is described in detail in the Company’s 2013 Proxy Statement.  The following is a brief description of the matters voted on at the Annual Stockholders Meeting and the final results of such voting.

Proposal No. 1.   Election of six directors—David A.B. Brown, J. Samuel Butler, Robert R. Gilmore, Anthony B. Helfet, Nelson Obus and Rene J. Robichaud—to hold office for terms expiring at the 2014 annual meeting of stockholders.

 Final Results:  The stockholders elected David A.B. Brown, J. Samuel Butler, Robert R. Gilmore, Anthony B. Helfet, Nelson Obus and Rene J. Robichaud as directors to hold office for terms expiring at the 2014 annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier death, retirement, resignation or removal.

	For	Withheld Authority	Broker Non Votes
David A.B. Brown	14,769,219	1,295,800	1,828,962
J. Samuel Butler	15,159,195	905,824	1,828,962
Robert R. Gilmore	15,176,095	888,924	1,828,962
Anthony B. Helfet	15,128,203	936,815	1,828,962
Nelson Obus	15,266,962	798,056	1,828,962
Rene J. Robichaud	15,425,773	639,245	1,828,962

Proposal No. 2:   Proposal to conduct an advisory vote on executive compensation.

Final Results:  The stockholders approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s 2013 Proxy Statement.

	For	Against	Abstain	Broker Non Votes
Advisory vote on executive compensation:	7,245,874	6,704,651	2,114,492	1,828,962

        Proposal No. 4:   Proposal to ratify the selection of the accounting firm of Deloitte & Touche LLP as Layne Christensen Company’s independent auditors for the fiscal year ended January 31, 2014.

      Final Results:  The stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal 2014.

	For	Against	Abstain	Broker Non Votes
Deloitte & Touche LLP	17,516,920	196,414	180,646	0

No other matters were voted upon at the meeting.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: June 10, 2013	By:	/s/ James R. Easter
		Name:	James R. Easter
		Title:	Sr. Vice President-Chief Financial Officer

3